UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2016

MGM Growth Properties LLC

(Exact name of registrant as specified in its charter)

Delaware	001-37733	47-5513237
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 S. Rainbow Blvd., Suite 500 Las Vegas, Nevada		89118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 669-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2016, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), a subsidiary of MGM Growth Properties LLC (the “Company”), the other loan parties and lenders named therein and Bank of America, N.A. (the “Administrative Agent”), entered into a First Amendment (the “Amendment”) to the Credit Agreement, dated as of April 25, 2016, among the Operating Partnership, the lenders from time to time party thereto and the Administrative Agent.

The Amendment re-priced the Operating Partnership’s $1.841 billion Term B Facility (as defined in the Credit Agreement) by, among other things, amending the definition of “Applicable Rate” with a pricing grid dependent on the Operating Partnership’s corporate credit rating as determined by S&P and corporate family rating as determined by Moody’s. As a result of the Amendment, based on the Operating Partnership’s current ratings, the rate on the Term B Facility is 1.75% per annum for Base Rate Loans (as defined in the Credit Agreement) and 2.75% per annum for Eurodollar Rate Loans (as defined in the Credit Agreement). If the Operating Partnership achieves a corporate credit rating and corporate family rating of Ba3 and BB-, respectively, or better the interest rate will be further reduced to 1.50% per annum for Base Rate Loans (as defined in the Credit Agreement) and 2.50% per annum for Eurodollar Rate Loans. There was no change to the LIBOR floor of 0.75%. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed herewith as an exhibit.

The representations, warranties and covenants contained in the Amendment were made only for purposes of the Amendment and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the Amendment and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Amendment and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Operating Partnership. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent developments may not be reflected in the Company’s public disclosure.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated October 26, 2016, among MGM Growth Properties Operating Partnership LP, the other loan parties and lenders named therein and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Growth Properties LLC

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Assistant Secretary

Date: October 26, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated October 26, 2016, among MGM Growth Properties Operating Partnership LP, the other loan parties and lenders named therein and Bank of America, N.A., as administrative agent.